Exhibit 99.1

TOWER BANCORP INC. CONSOLIDATED BALANCE SHEET (UNAUDITED)

	3/31/2008	3/31/2007
	(,000)	(,000)
ASSETS
CASH AND DUE FROM BANKS	$14,025	$11,322
INTEREST BEARING BALANCES WITH BANKS	1,050	97
FEDERAL FUNDS SOLD	25,010	40,561

INVESTMENTS	92,057	85,424

LOANS:	389,001	390,350
RESERVE FOR LOAN LOSSES	(4,206)	(3,715)

BANK PREMISES, FURNITURE & FIXTURES	10,173	9,495
OTHER REAL ESTATE OWNED	2,826	1,901
OTHER ASSETS	35,268	34,801

TOTAL ASSETS	$565,204	$570,236

LIABILITIES AND CAPITAL

DEMAND	$42,030	$42,290
SAVINGS	225,357	227,044
TIME	168,389	174,243

TOTAL DEPOSITS:	$435,776	$443,577

LIABILITIES FOR BORROWED MONEY	46,743	36,410
FEDERAL FUNDS PURCHASED	0	0
OTHER LIABILITIES	5,609	8,334

TOTAL LIABILITIES	$488,128	$488,321

EQUITY CAPTIAL
CAPITAL STOCK:
AUTHORIZED 5,000,000 SHARES ISSUED 2,420,481 SHARES	$2,225	$2,225
SURPLUS	34,864	34,868
UNDIVIDED PROFITS	40,530	37,504
NET UNREALIZED GAIN (LOSS)	3,606	9,794
LESS: TREAS STOCK (2008 - 104,581 SHS)	(4,149)	(2,476)

TOTAL EQUITY CAPITAL	$77,076	$81,915

TOTAL LIABILITIES AND CAPITAL	$565,204	$570,236

BOOK VALUE	$33.28	$34.78

CAPITAL / ASSET RATIO	13.64%	14.37%

LOAN / DEPOSIT RATIO	89.27%	88.00%